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                                                                     EXHIBIT 4.3
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                          REGISTRATION RIGHTS AGREEMENT

                                  By and Among

                             ACADIA PARTNERS, L.P.,

                         ACADIA ELECTRA PARTNERS, L.P.,

                      FWHY-COINVESTMENTS I PARTNERS, L.P.,

                     FWHY-COINVESTMENTS III PARTNERS, L.P.,

                       ROSECLIFF-IPMC 1991 PARTNERS, L.P.

                  ROSECLIFF-IVEX PACKAGING 1990 PARTNERS, L.P.,

                                       and

                           IVEX PACKAGING CORPORATION


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                              TABLE OF CONTENTS

                                                                      PAGE

        1.     SECURITIES SUBJECT TO THIS AGREEMENT                     1
          1.1      Termination of Original Agreement                    1
          1.2      Definitions                                          1
          1.3      Registrable Securities                               1
          1.4      Owners of Registrable Securities                     2

        2.     SHELF REGISTRATION                                       2
          2.1      Request for Shelf Registration                       2
          2.2      Effective Shelf Registration and Expenses            3
          2.3      Underwriting Procedures                              3
          2.4      Selection of Underwriters                            4

        3.     DEMAND REGISTRATION                                      4
          3.1      Request for Demand Registration                      4
          3.2      Effective Demand Registration and Expenses           4
          3.3      Underwriting Procedures                              5
          3.4      Selection of Underwriters                            5

        4.     PIGGY-BACK REGISTRATION OF COMMON STOCK                  5

        5.     HOLDBACK AGREEMENTS                                      6

        6.     REGISTRATION PROCEDURES                                  7

        7.     REGISTRATION EXPENSES                                   11

        8.     INDEMNIFICATION; CONTRIBUTION                           12
          8.1      Indemnification by Ivex                             12
          8.2      Indemnification by Each Holder                      13
          8.3      Conduct of Indemnification Proceedings              13
          8.4      Contribution                                        14

        9.     PARTICIPATION IN UNDERWRITTEN REGISTRATIONS             15



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                                                                       PAGE

 10.   COVENANT OF HOLDERS OF REGISTRABLE SECURITIES                    15

 11.   RULE 144                                                         15

 12.   MISCELLANEOUS                                                    15
   12.1  Recapitalization, Exchanges, etc., Affecting Ivex's Capital
         Stock                                                          15
   12.2  No Inconsistent Agreements                                     16
   12.3  Remedies                                                       16
   12.4  Amendments and Waivers                                         16
   12.5  Notices                                                        16
   12.6  Successors and Assigns                                         17
   12.7  Counterparts                                                   17
   12.8  Headings                                                       18
   12.9  Governing Law                                                  18
   12.10 Severability                                                   18

   12.11 Entire Agreement                                               18

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                          REGISTRATION RIGHTS AGREEMENT

        REGISTRATION RIGHTS AGREEMENT, dated as of ,1997 (the "Agreement"), among IVEX PACKAGING CORPORATION ("Ivex"), a Delaware corporation, ACADIA PARTNERS, L.P., a Delaware limited partnership ("Acadia"), ACADIA ELECTRA PARTNERS, L.P., a Delaware limited partnership ("Electra"), FWHY Coinvestments I Partners, L.P., a Texas limited partnership ("FWHY-I"), FWHY-COINVESTMENTS III PARTNERS, L.P., a Texas limited partnership ("FWHY-III"), ROSECLIFF-IPMC 1991 PARTNERS, L.P., a Delaware limited partnership ("Rosecliff"), and Rosecliff- Ivex Packaging 1990 Partners, L.P., a Delaware limited partnership ("RIP"). Acadia, Electra, FWHY-I, FWHY-III, Rosecliff and RIP are sometimes hereinafter referred to as the "Holders".

         In order to induce the Holders to terminate the Original Agreement (as hereinafter defined), Ivex has agreed to provide the registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

         In consideration of the foregoing recitals, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       SECURITIES SUBJECT TO THIS AGREEMENT

                  1.1 Termination of Original Agreement. The parties hereto agree that the Registration Rights Agreement, dated December 17, 1992, among Ivex and the Buyers is hereby terminated and null and void, effective the date hereof.

                  1.2 Definitions. "Registrable Securities" means the Common Stock of Ivex (including any dividends of Common Stock paid thereon), and "Common Stock" means the common stock, par value $0.01 per share of Ivex.

                  1.3 Registrable Securities. Only Registrable Securities shall be eligible for registration pursuant to the terms hereof. For purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when
(i) a registration statement covering such Registrable Securities has been declared effective under the Securities Act of 1933, as amended (the "Act"), by the Securities and Exchange Commission (the "SEC"), and such Registrable Securities have been disposed of pursuant to such effective registration statement or (ii) the entire


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amount of Registrable Securities proposed to be sold are, or, in the opinion of counsel to Ivex, may, be distributed to the public pursuant to Rule 144 (or any successor provision then in force) under the Act or otherwise without registration under the Act.

                  1.4 Owners of Registrable Securities. A person is deemed to be an owner of Registrable Securities whenever such person owns of record Regis-trable Securities. If Ivex receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, Ivex shall act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

         2.       SHELF REGISTRATION

                  2.1 Request for Shelf Registration. Ivex shall file as soon as reasonably practicable upon the written request of Acadia and/or the Holder or Holders of five percent (5.0%) or more of the aggregate outstanding shares of Common Stock of Ivex, one or more "shelf" registration statements with respect to the Registrable Securities on any appropriate form pursuant to Rule 415 under the Act and/or any similar rule that may be adopted by the SEC (the "Shelf Registration"). Notwithstanding the immediately preceding sentence or any other provision of this Agreement, Ivex shall have no obligation to register the Registrable Securities under this Section 2.1 until after the time Ivex is first required to file periodic reports under the Securities Exchange Act of 1934 (the "Exchange Act").

                  At least fifteen (15) days prior to the first anticipated filing date of each Shelf Registration, Ivex shall notify each Holder of the information Ivex reasonably requires from each such Holder if they elect to have any of their Registrable Securities included in the Shelf Registration (the "Requested Information"). If within five (5) business days prior to the first anticipated filing date, Ivex has not received the Requested Information in writing from any of such Holders (the "Non-Responsive Holders"), Ivex may file the Shelf Registration without including the Registrable Securities of the Non-Responsive Holders. At any time subsequent to the date of the first filing of the Shelf Registration and up to the date that is ten (10) business days prior to the first anticipated effective date of such Shelf Registration, a Non-Responsive Holder may notify Ivex in writing that they elect to have all or part of their Registrable Securities included in the Shelf Registration and Ivex shall so include such Registrable Securities in such Shelf Registration; provided, however, that such Non-Responsive Holders

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shall have furnished to Ivex in writing all Requested Information on or prior to the tenth (10th) business day prior to the first anticipated effective date of such Shelf Registration.

                  2.2 Effective Shelf Registration and Expenses. Ivex shall use its best efforts to have the Shelf Registration declared effective as soon as reasonably practicable after such filing and shall use reasonable efforts to keep the Shelf Registration continuously effective for a period of nine (9) months from the date such Shelf Registration is declared effective. Ivex shall have the right to postpone for up to one hundred and eighty (180) days any registration requested pursuant to this Section 2 if, in the opinion of the Board of Directors of Ivex, such registration would interfere with any material acquisition or financing transaction then being pursued by Ivex. Ivex may not exercise its right to so delay registration under this Section 2 more than once in any twelve-month period.

                  Ivex shall supplement or amend, if necessary, each Shelf Registration, as required by the registration form utilized by Ivex, by the instructions applicable to such registration form, by the Act or the rules and regulations promulgated thereunder or as reasonably required by the Holder or Holders of (or any underwriter for) a majority of the aggregate outstanding shares of Registrable Securities held by the Holders hereunder to which such Shelf Registration relates, and shall furnish to the Holders of the Registrable Securities to which the Shelf Registration relates copies of any such supplement or amendment prior to its being used and/or filed with the SEC. Ivex shall pay all Registration Expenses (as defined in Section 7 hereof) in connection with each Shelf Registration, whether or not it becomes effective. No Shelf Registration shall include any securities other than Registrable Securities unless the Holder or Holders of a majority of the aggregate outstanding shares of Registrable Securities held by the Holders hereunder to which the Shelf Registration relates consent to such inclusion; provided, however, that this Agreement shall not prohibit the filing of shelf registrations other than a Shelf Registration.

                  2.3 Underwriting Procedures. If the Holder or Holders of a majority of the aggregate outstanding shares of Registrable Securities held by the Holders hereunder to which the Shelf Registration relates so elect, the offering of such Registrable Securities pursuant to a Shelf Registration shall be in the form of an underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter (as defined below). In such event, if the Approved Underwriter advises Ivex in writing that in its opinion the

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aggregate amount of Registrable Securities requested to be included in such offering is sufficiently large as to have a material adverse effect on the success of such offering, Ivex shall include in such registration only the aggregate amount of Registrable Securities that, in the opinion of the Approved Underwriter, may be sold without any such material adverse effect and shall reduce, pro rata, the amount of Registrable Securities to be included by each Holder in such offering.

                  2.4 Selection of Underwriters. If any Shelf Registration is in the form of an underwritten offering, the Holder or Holders of a majority of the aggregate outstanding shares of Registrable Securities held by the Holders hereunder to which such Shelf Registration relates shall select and obtain the investment banker or investment bankers and manager or managers that will administer the offering (the "Approved Underwriter"); provided, that the Approved Underwriter shall be reasonably acceptable to Ivex. The Holders of Registrable Securities to be included in such offering shall pay pro rata all discounts and commissions of the Approved Underwriter.

         3.       DEMAND REGISTRATION

                  3.1 Request for Demand Registration. At any time when a Shelf Registration with respect to Registrable Securities is not in effect under the Act or a Shelf Registration is not available for use by the Holders of the Registrable Securities hereunder, Acadia and/or the Holder or Holders of five percent (5.0%) or more of the aggregate outstanding shares of Common Stock of Ivex may make a written request for registration of the Registrable Securities under the Act and under the securities or blue sky laws of any jurisdiction designated by such Holder or Holders (a "Demand Registration"). This request for a Demand Registration shall specify the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof. Upon a request for a Demand Registration, Ivex shall promptly take such steps as are necessary or appropriate to prepare for the registration of the Registrable Securities to be registered; provided that Ivex shall have the right to postpone for up to 180 days any registration requested pursuant to this Section 3 if, in the opinion of the Board of Directors of Ivex, such registration would interfere with any material acquisition or financial transaction then be pursued by Ivex. Ivex may not exercise its right to delay registration under this Section 3 more than once in any twelve month period.

                  3.2 Effective Demand Registration and Expenses. Ivex shall, subject to Section 3.3 hereof, use its best efforts to effect three (3) Demand

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Registrations for the Registrable Securities pursuant to this Agreement. If a
Demand Registration is not declared effective on or before the expiration of one hundred and twenty (120) days after a request is delivered under Section 3.1, then Ivex shall be required to effect one (1) additional Demand Registration for the Registrable Securities included in such Demand Registration pursuant to the terms of this Agreement. A registration shall not count as a Demand Registration until it has become effective and remains continuously effective for not less than one hundred and twenty (120) days. Ivex shall use its best efforts to cause any such Demand Registration to become effective not later than ninety (90) days after it receives a request under Section 3.1 hereof. In any registration initiated as a Demand Registration, Ivex shall pay all Registration Expenses in connection therewith, whether or not such Demand Registration becomes effective.

                  3.3 Underwriting Procedures. If the Holder or Holders of a majority of the aggregate outstanding shares of Registrable Securities to which the Demand Registration relates so elect, the offering of such issue of Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter. In such event, if the Approved Underwriter advises Ivex in writing that in its opinion the aggregate amount of Registrable Securities requested to be included in such offering is sufficiently large as to have a material adverse effect on the success of such offering, Ivex shall include in such registration only the aggregate amount of Registrable Securities that, in the opinion of the Approved Underwriter, may be sold without any such material adverse effect and shall reduce, pro rata, the amount of Registrable Securities to be included by each Holder in such offering.

                  3.4 Selection of Underwriters. If any Demand Registration of Registrable Securities is in the form of an underwritten offering, the Approved Underwriter shall be selected and obtained and their discounts and commissions, if any, paid in accordance with the procedure set forth in Section 2.4 hereof.

         4.       PIGGY-BACK REGISTRATION OF COMMON STOCK

                  If Ivex proposes to file a registration statement under the Act with respect to an offering by Ivex for its own account of Registrable Securities (other than a registration statement of Form S-4 or S-8 or any successor or similar forms thereto), then Ivex shall give written notice of such proposed registration and distribution (including those jurisdictions where registration under the securities or blue sky laws is intended) and offer the opportunity to register such

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amount of Registrable Securities as each such Holder hereunder may request in writing. Subject to Section 9 hereof, Ivex shall use its best efforts (within thirty (30) days after the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters of a proposed underwritten offering (the "Company Underwriter") to permit the Holders to participate in the registration for such offering and to include such Registrable Securities in such offering. Any Registrable Securities of the Holders registered pursuant to this Agreement shall be included in the offering on the same terms and conditions as the Registrable Securities being offered by Ivex. Notwithstanding the foregoing, if the Company Underwriter advises Ivex in writing that in its opinion the total amount of Registrable Securities which the Holders, Ivex and any other persons or entities intend to include in such offering (the "Total Securities") is sufficiently large as to have a material adverse effect on the distribution of the Total Securities, then the amount of securities to be offered for the account of the Holders and such other persons or entities shall be reduced pro rata to the extent necessary to reduce the Total Securities to the amount recommended by the Company Underwriter. Ivex shall bear all Registration Expenses in connection with any registration pursuant to this
Section 4 (except for the discounts or commissions of the Company Underwriter applicable to the Holders' Registrable Securities, which shall be paid in accordance with the procedures set forth in Section 2.4 hereof).

         5.       HOLDBACK AGREEMENTS

                  Restrictions on Public Sale by the Holders. To the extent not inconsistent with applicable law, the Holders agree not to effect any public sale or distribution of any Registrable Securities being registered or of securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Act, during the fourteen (14) business days prior to, and during the one hundred and eighty
(180) day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by Ivex in the case of a nonunderwritten public offering or if and to the extent requested by Ivex or the Company Underwriter in the case of an underwritten public offering.



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         6.       REGISTRATION PROCEDURES

                  In connection with any registration effected pursuant to the terms of this Agreement, Ivex shall as expeditiously as possible:

                    (a) prepare and file with the SEC, not later than forty-five
(45) business days after receipt of a request to file a registration statement with respect to Registrable Securities, a registration statement of any form for which Ivex then qualifies and which counsel for Ivex deems appropriate for the sale of such Registrable Securities in accordance with the intended method of distribution thereof. Ivex shall use its best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, Ivex shall (i) provide counsel selected by the Holder or Holders of a majority of the aggregate outstanding shares of Registrable Securities held by the Holders hereunder being registered in such registration ("Holders' Counsel") and any other Inspector (as defined below) with an opportunity to participate in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, which documents shall be subject to the review of Holders' Counsel, and (ii) notify Holders' Counsel and the Holders of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                    (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earliest to occur of (i) the expiration of nine (9) months, (ii) the date all Registrable Securities included therein have been sold, and (iii) the expiration of ninety (90) day period referred to in Section 4(3) of the Act and Rule 174 thereunder, if applicable, and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                    (c) furnish to the Holders' Counsel, prior to filing a registration statement, copies of such registration statement as proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary


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prospectus) and such other documents as the Holders' Counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holders;

                    (d) use its best efforts to register or qualify such Regis-trable Securities under such other securities or blue sky laws of such jurisdictions as the Holders' Counsel reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Holders; provided, however, that Ivex shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d),
(ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                    (e) use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Ivex to enable the Holders to consummate the disposition of such Registrable Securities;

                    (f) notify the Holders, at any time when a prospectus relat-ing to the registration statement is required to be delivered under the Act, upon discovery of, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. In such instance, Ivex promptly shall prepare and file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                    (g) enter into and perform customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;



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                    (h) make  available for  inspection  by any managing  under-
writer participating in any disposition pursuant to such registration statement, Holders' Counsel and any accountant or other agent retained by the Holder or Holders of a majority of the aggregate outstanding shares of Registrable
Securities   held  by  the  Holders   hereunder  or  any  managing   underwriter
(collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of Ivex and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to
exercise  their  due  diligence   responsibility,   and  cause  Ivex's  and  its
subsidiaries' officers, directors and employees, and the independent public accountants of Ivex, to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records and other information that Ivex determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Records or other information is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records or other information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or
(iii) the information in such Records or such other information has been made generally available to the public by someone other than such Inspector. Ivex shall not be required to disclose any such confidential information or Records
until  and   unless  the   Inspectors   shall  have   entered   into   customary
confidentiality agreements with Ivex with respect thereto. Each Holder agrees that it shall, upon learning that disclosure of such Records or other information is sought in a court of competent jurisdiction, give notice to Ivex and allow Ivex, at Ivex's expense, to undertake appropriate action to prevent disclosure of the Records or other information deemed confidential;

                    (i) in the event such sale is pursuant to an underwritten offering, use its best efforts to obtain a "cold comfort" letter from Ivex's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably request;

                    (j) use its best efforts to obtain, at the request of Holders' Counsel on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion of counsel representing Ivex for the purposes of such registration, addressed to the underwriters, if any, and to the Holders, covering such legal matters with respect to the registration in respect of which


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such opinion is being given as the Holders' Counsel may reasonably request and are customarily included in such opinions;

                    (k) otherwise use its best efforts to comply with all appli-cable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, but no later than fifteen (15) months after the effective date of the registration statement, an unaudited earnings statement covering a period of twelve (12) months beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act;

                    (l) keep each Holder advised in writing as to the initiation and progress of any registration under Section 2, 3 or 4 hereunder;

                    (m) provide officers' certificates and other customary clos-ing documents;

                    (n) notify each seller of such Registrable Securities and each underwriter participating in the disposition of such Registrable Securities of any stop order or other suspension of effectiveness of the registration statement;

                    (o) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

                    (p) cooperate with the sellers of such Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations or amounts, as the case may be, and registered in such names as the managing underwriter or underwriters, if any, or such sellers may request;

                    (q) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

                    (r) use all  reasonable  efforts  to take  all  other  steps
necessary  to  effect  the   registration  of  the   Registrable   Securities
contemplated hereby.


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                  Ivex may require each Holder to furnish to Ivex such
information regarding the distribution of such securities as Ivex may from time to time reasonably request in writing.

                  Each Holder agrees that, upon receipt of any notice from Ivex of the happening of any event of the kind described in Section 6(f) hereof, such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(f) hereof and, if so directed by Ivex, such Holder shall deliver to Ivex (at Ivex's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Ivex shall give any such notice, Ivex shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 6(b)) by the number of days of the period from and including the date of the giving of such notice pursuant to Section 6(f) hereof to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 6(f).

         7.       REGISTRATION EXPENSES

                  Ivex shall pay all expenses (other than underwriting discounts and commissions of the Approved Underwriters or of the Company Underwriter applicable to the Holders) arising from or incident to its performance of, or compliance with, this Agreement, including without limitation, (i) required SEC, stock exchange and NASD registration and filing fees (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E to the By-Laws of the NASD, and of its counsel), (ii) all fees and expenses incurred in complying with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing (including expenses of printing prospectuses if such printing is reasonably requested by the Holder or Holders of a majority of the aggregate outstanding shares of Registrable Securities held by the holders hereunder), messenger and delivery expenses, (iv) the fees and disbursements of counsel to Ivex and of its independent public accountants and any other accounting and legal fees and expenses incurred by Ivex (including without limitation any expenses arising from any special audits or "cold comfort" letters required by or incident to any registration or qualification),

(v) internal expenses (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties) and (vi) the reasonable fees and expenses of any special experts retained by Ivex in connection with any registration pursuant to the terms of this Agreement, regardless of whether such registration statement is declared effective. In connection with each registration hereunder, Ivex shall reimburse the Holders of Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel for the Holders of Registrable Securities selected by the Holder or Holders of a majority of the aggregate outstanding Registrable Securities included, or to be included, in such registration statement. All of the expenses described in this Section 7 are herein called "Registration Expenses".

         8.       INDEMNIFICATION; CONTRIBUTION

                  8.1 Indemnification by Ivex. Ivex agrees to indemnify, to the full extent permitted by law, each Holder, its officers, directors, partners, employees and agents and each person who controls (within the meaning of the Act and the Exchange Act) such Holder, and any investment adviser thereof or agent therefor from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if Ivex shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. The indemnification agreement contained in this Section 8.1 shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to Ivex by such Holder expressly for use therein. The indemnification agreement contained in this Section 8.1 with respect to any preliminary prospectus shall not inure to the benefit of any person from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, and such person failed to deliver a copy of the amended or supplemented prospectus to the person asserting such loss, claim, damage, liability or expense after Ivex had furnished such person with copies of the same. Ivex shall also indemnify any underwriters of the Registrable Securities, their officers, directors and employees and each person who controls such underwriters (within the meaning of the Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders.

                  8.2 Indemnification by Each Holder. In connection with any registration statement in which a Holder is participating pursuant to Section 2, 3 or 4 hereof, such Holder shall furnish to Ivex in writing such information and affidavits with respect to such Holder as Ivex may reasonably request for use in connection with any such registration statement, preliminary prospectus or prospectus (or amendment or supplement thereof) and each Holder agrees to indemnify, to the extent permitted by law, Ivex, any underwriter retained by Ivex and their respective directors, officers, employees and each person who controls Ivex or such underwriter (within the meaning of the Act and the Exchange Act), but only with respect to any such information furnished in writing by such Holder.

                  8.3 Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder only to the extent that it is prejudiced by such delay or failure. In case notice of commencement of any such action shall be given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party, (iii) the named parties to any such action (including any impleaded parties) have been advised by their counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party. In the instances listed in the previous sentence, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party, but will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties with respect to such claim. The Indemnified Party shall not be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation. The Indemnifying Party shall not be liable for any settlement entered into without its consent, which consent shall not be unreasonably withheld.

                  8.4 Contribution. If the indemnification provided for in this
Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8.1, 8.2 and 8.3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person.

         9.       PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

                  A Holder may not participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such holder's Registrable Securities on the basis provided in any underwriting arrangements entered into in accordance with this Agreement and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements and other documents reasonably required under the terms of such underwriting arrangements and (c) agrees to pay their pro rata portion of all underwriting discounts and commissions of Approved Underwriters or the Company Underwriter.

         10.      COVENANT OF HOLDERS OF REGISTRABLE SECURITIES

                  Each Holder by its acceptance of the Registrable Securities agrees to cooperate with Ivex in connection with the preparation and filing of any registration statement hereunder.

         11.      RULE 144

                  Ivex covenants that it shall file any reports required to be filed by it under the Act, the Exchange Act and the rules and regulations adopted by the SEC thereunder and that it shall take such further action as a Holder may reasonably request (including providing any information necessary to comply with Rule 144A under the Act), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Act, as such rules may be amended from time to time or
(b) any similar rules or regulations hereafter adopted by the SEC. Ivex shall, upon the request of a Holder, deliver to such Holder a written statement as to filings made by Ivex with the SEC.

         12.      MISCELLANEOUS

                  12.1 Recapitalization, Exchanges, etc., Affecting Ivex's Capital Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to any and all common stock of Ivex or any successor or assign of Ivex (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

                  12.2 No Inconsistent Agreements. Ivex shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement.

                  12.3 Remedies. The Holders, in addition to being entitled to exercise all rights granted by law (including recovery of damages), shall be entitled to specific performance of their rights under this Agreement. Ivex agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense that a remedy at law would be adequate in any action for specific performance.

                  12.4 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless Ivex has consented in writing thereto and has obtained the written consent of either Acadia or the Holder or Holders of at least a majority of the aggregate outstanding shares of Registrable Securities hereunder affected by such amendment, modification, supplement, waiver or departure.

                  12.5 Notices. All notices or other communications provided for herein shall be in writing and shall be given personally, telegraphed, telexed, sent by facsimile transmission or sent by prepaid air courier or certified, registered or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, telegraphed, telexed, sent by facsimile transmission and confirmed in writing, (b) two (2) business days thereafter if sent by reputable overnight, prepaid air courier or (c) three
(3) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 12.5):

                             (i)  if to Ivex:

                                    Ivex Packaging Corporation
                                    100 Tri-State Drive
                                    Suite 200

                                      Lincolnshire, Illinois  60069
                                      Attention:  G. Douglas Patterson, Esq.

                                (ii)  if to the Holders:

                                      Acadia Partners, L.P.
                                      201 Main Street
                                      Suite 3100
                                      Fort Worth, Texas  76102
                                      Attention: Glenn R. August

                              with a copy to:

                                      Oak Hill Partners, Inc.
                                      Park Avenue Tower
                                      65 East 55th Street
                                      New York, New York  10022
                                      Attention: Glenn R. August

                              and

                                      Paul, Weiss, Rifkind, Wharton & Garrison
                                      1285 Avenue of the Americas
                                      New York, New York  10019-6064
                                      Attention:  Robert M. Hirsh, Esq.

                                      Telecopier Number:  (212) 373-2159

                  12.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and the registration rights and other obligations of Ivex contained in this Agreement with respect to any Registrable Securities shall be automatically transferred from a Holder to any subsequent holder of its Registrable Securities (including any pledgee but excluding any person who acquires such securities in a transaction with respect to which a registration statement under the Act is effective at the time or pursuant to a sale of the type described under Section 1.3(ii) hereof).

                  12.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  12.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State.

                  12.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

                  12.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements, discussions and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

                                            IVEX PACKAGING CORPORATION



                                            By:
                                               -------------------------------
                                            Name:
                                                  ----------------------------
                                            Title:
                                                  ----------------------------

                                            ACADIA PARTNERS, L.P.

                                            By:  Acadia FW Partners, L.P., its
                                                 General Partner

                                            By:  Acadia MGP, Inc., its Managing
                                                 General Partner

                                            By:
                                               -------------------------------
                                            Name:
                                                  ----------------------------
                                            Title:
                                                  ----------------------------

                                            ACADIA ELECTRA PARTNERS, L.P.

                                            By:  Acadia Partners, L.P., its
                                                 General Partner

                                            By:  Acadia FW Partners, L.P., its
                                                 General Partner

                                            By:  Acadia MGP, Inc., its Managing
                                                 General Partner

                                            By:
                                               -------------------------------
                                            Name:
                                                  ----------------------------
                                            Title:
                                                  ----------------------------

                                            ROSECLIFF-IPMC 1991 PARTNERS, L.P.


                                            By:
                                               -------------------------------
                                            Name:
                                                  ----------------------------
                                            Title:
                                                  ----------------------------

                                            FWHY-COINVESTMENTS III PARTNERS,
                                            L.P.

                                            By:      Bondo FTW, Inc.

                                            By:
                                               -------------------------------
                                            Name:
                                                  ----------------------------
                                            Title:
                                                  ----------------------------

                                            FWHY-COINVESTMENTS I PARTNERS,
                                            L.P.

                                            By:      Bondo FTW, Inc.

                                            By:
                                               -------------------------------
                                            Name:
                                                  ----------------------------
                                            Title:
                                                  ----------------------------

                                            ROSECLIFF-IVEX PACKAGING 1990
                                            PARTNERS, L.P.



                                            By:
                                               -------------------------------
                                            Name:
                                                  ----------------------------
                                            Title:
                                                  ----------------------------